Exhibit 4.2

DOMINION ENERGY, INC.

Issuer

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

Trustee

Twenty-First Supplemental Indenture

Dated as of September 1, 2020

$1,000,000,000

2020 Series D Floating Rate Senior Notes due 2023

TABLE OF CONTENTS*

*	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS TWENTY-FIRST SUPPLEMENTAL INDENTURE is made as of the 1st day of September, 2020, by and between DOMINION ENERGY, INC. (formerly Dominion Resources, Inc.), a Virginia corporation, having its principal office at 120 Tredegar Street, Richmond, Virginia 23219 (the “Company”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee, having a corporate trust office at 60 Wall Street, 24th Floor, New York, New York 10005 (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into an Indenture dated as of June 1, 2015, between the Company and the Trustee (as amended, restated or otherwise modified, the “Base Indenture”) with respect to senior debt securities;

WHEREAS, the Base Indenture is incorporated herein by this reference and the Base Indenture, as heretofore supplemented, as further supplemented by this Twenty-First Supplemental Indenture, and as may be hereafter supplemented or amended from time to time, is herein called the “Indenture”;

WHEREAS, under the Base Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Base Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a new series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented, amended and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented, amended and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Twenty-First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

2020 SERIES D FLOATING RATE SENIOR NOTES DUE 2023

SECTION 101.    Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 2020 Series D Floating Rate Senior Notes due 2023 (the “Series D Senior Notes”).

There are to be authenticated and delivered $1,000,000,000 principal amount of Series D Senior Notes, and such principal amount of the Series D Senior Notes may be increased from time to time pursuant to the penultimate paragraph of Section 301 of the Base Indenture. All Series D

Senior Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series D Senior Notes. Any such additional Series D Senior Notes will have the same interest rate, maturity and other terms as those initially issued, and shall be consolidated with and part of the same series of Series D Senior Notes initially issued under this Twenty-First Supplemental Indenture. Further Series D Senior Notes may also be authenticated and delivered as provided by Sections 304, 305, 306, 905 or 1107 of the Base Indenture.

The Series D Senior Notes shall be issued as Registered Securities in global form without coupons, in substantially the form set out in Exhibit A hereto. The entire initially issued principal amount of the Series D Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Series D Senior Notes shall be in substantially the form set forth in Exhibit A hereto.

Each Series D Senior Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 102.    Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Base Indenture. Unless the context otherwise requires, any reference to a “Section” refers to a Section of this Twenty-First Supplemental Indenture.

“Benchmark” means, initially, the Three-Month LIBOR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month LIBOR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Interpolated Benchmark (if there is such a Benchmark Replacement Adjustment); provided that if the Company (or its Designee) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5)

the sum of: (a) the alternate rate of interest that has been selected by the Company (or its Designee) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company (or its Designee) as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body or determined by the Company or its Designee in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company (or its Designee) giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated floating rate notes at such time.

The Benchmark Replacement Adjustment shall not include the Margin and such Margin shall be applied to the Benchmark Replacement to determine the interest payable on the Senior Notes.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest, rounding of amounts or tenor, and other administrative matters) , or any other changes to any other terms or provisions of the Series D Senior Notes, in each case that the Company (or its Designee) decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company (or its Designee) decides that adoption of any portion of such market practice is not administratively feasible or if the Company (or its Designee) determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company (or its Designee) determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

“Calculation Agent” means Deutsche Bank Trust Company Americas, or its successor appointed by the Company, acting as calculation agent.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company (or its Designee) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)

if, and to the extent that, the Company (or its Designee) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company (or its Designee) giving due consideration to any industry-accepted market practice for U.S. dollar denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the Margin.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Depositary” has the meaning set forth in Section 105.

“Designee” means an independent financial advisor or any other designee of the Company selected by the Company for the purposes described herein.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Interest Payment Dates” means March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2020.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor. “Benchmark” as used in clause (1) and (2) of the foregoing definition means the then-current Benchmark for the applicable periods specified in such clauses without giving effect to the applicable index maturity (if any).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“LIBOR Business Day” means any Business Day on which dealings in deposits in U.S. Dollars are transacted in the London Inter-Bank Market.

“LIBOR Interest Determination Date” means the second LIBOR Business Day preceding each LIBOR Rate Reset Date.

“LIBOR Rate Reset Date” means, subject to Section 103, the 15th day of the months of March, June, September and December of each year commencing on December 15, 2020.

“Margin” has the meaning set forth in Section 103.

“Original Issue Date” means September 17, 2020.

“Outstanding,” when used with respect to the Series D Senior Notes, means, as of the date of determination, all Series D Senior Notes theretofore authenticated and delivered under the Indenture, except:

(i)    Series D Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)    Series D Senior Notes for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited (other than pursuant to Section 402 of the Base Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Series D Senior Notes, provided that, if such Series D Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)    Series D Senior Notes with respect to which the Company has effected defeasance or covenant defeasance pursuant to Section 402 of the Base Indenture, except to the extent provided in Section 402 of the Base Indenture; and

(iv)    Series D Senior Notes that have been paid pursuant to Section 306 of the Base Indenture or in exchange for or in lieu of which other Series D Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series D Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Series D Senior Notes are held by a bona fide purchaser in whose hands such Series D Senior Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Series D Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or are present at a meeting of Holders of Series D Senior Notes for quorum purposes, Series D Senior Notes owned by the Company or any other obligor upon the Series D Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Series D Senior Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Series D Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Series D Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the Series D Senior Notes or an Affiliate of the Company or such other obligor.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Three-Month LIBOR Rate, 11:00 a.m., London time, on the LIBOR Interest Determination Date, and (2) if the Benchmark is not the Three-Month LIBOR Rate, the time determined by the Company (or its Designee) in accordance with the Benchmark Replacement Conforming Changes.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided that, with respect to Series D Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the fifteen (15th) calendar day (whether or not a Business Day) preceding such Interest Payment Date.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated by the Company as the information vendor, for the purpose of displaying rates or prices comparable to the London Inter-Bank Offered Rate for U.S. Dollar deposits).

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Stated Maturity” means September 15, 2023.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Three-Month LIBOR Rate” means the rate determined in accordance with the following provisions:

(i)     On the LIBOR Interest Determination Date, the Calculation Agent or its affiliate will determine the Three-Month LIBOR Rate which shall be the rate for deposits in U.S. Dollars having a three-month maturity which appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR Interest Determination Date.

(ii)     If no rate appears on Reuters Page LIBOR01 on the LIBOR Interest Determination Date, the Calculation Agent will request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters) in the London Inter-Bank Market selected by the Calculation Agent (after consultation with the Company) to provide the Calculation Agent with their offered quotations for deposits in U.S. Dollars for the period of three months, commencing on the applicable LIBOR Rate Reset Date, to prime banks in the London Inter-Bank Market at approximately 11:00 a.m., London time, on that LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time.

If at least two quotations are provided, then the Three-Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of those quotations. If fewer than two quotations are provided, then the Three Month LIBOR Rate will be the average (rounded, if necessary, to the nearest one hundredth (0.01) of a percent) of the rates quoted at approximately 11:00 a.m., New York City time, on the LIBOR Interest Determination Date by three major banks (which may include affiliates of the underwriters) in New York City selected by the Calculation Agent (after consultation with the Company) for loans in U.S. Dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. Dollars in that market at that time. If the banks selected by the Calculation Agent are not providing quotations in the manner described by this paragraph, the rate for the period following the LIBOR Interest Determination Date will be the rate in effect on that LIBOR Interest Determination Date.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “Company,” “Trustee,” “Base Indenture,” and “Indenture” shall have the respective meanings set forth in the recitals to this Twenty-First Supplemental Indenture and the paragraph preceding such recitals.

SECTION 103.    Payment of Principal and Interest. The principal of the Series D Senior Notes shall be due at the Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series D Senior Notes shall bear interest at a floating rate per annum determined by the Calculation Agent as described below, until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series D Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series D Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Base Indenture), notice whereof shall be given to Holders of the Series D Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series D Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Base Indenture.

The per annum interest rate on the Series D Senior Notes will be equal to the Three-Month LIBOR Rate plus 53 basis points (0.53%) (0.53%, the “Margin”); provided that the per annum interest rate for the period from the Original Issue Date to the first LIBOR Rate Reset Date will be 0.77613% per annum (the “Initial Interest Rate”). The per annum interest rate shall be reset on each LIBOR Rate Reset Date.

If any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the next preceding Business Day. The interest rate in effect on any LIBOR Rate Reset Date will be the applicable rate as reset on that date. The interest rate applicable to any other day will either be the Initial Interest Rate or the interest rate as reset on the immediately preceding LIBOR Rate Reset Date. Any percentage resulting from any calculation of any interest rate for the Series D Senior Notes less than 0.00% will be deemed to be 0.00% (or 0.0000).

By its acquisition of the Series D Senior Notes, each Holder (which, for these purposes, includes each beneficial owner) (i) acknowledges, accepts, consents and agrees to be bound by the determination of the Three-Month LIBOR Rate or any component thereof by the Company or the Calculation Agent, including as may occur without any prior notice from the Company and without the need for the Company to obtain any further consent from such Holder, (ii) waives any and all claims, in law and/or in equity, against the Trustee, the Paying Agent and the Calculation Agent for, agrees not to initiate a suit against the Trustee, the Paying Agent and the Calculation Agent in respect of, and agrees that none of the Trustee, the Paying Agent or the Calculation Agent will be liable for, the determination of or the failure to determine any Three-Month LIBOR Rate and any losses suffered in connection therewith.

Payments of interest on the Series D Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series D Senior Notes shall be computed and paid on the basis of the actual number of days in the relevant quarterly period (including the first day of the quarterly period and excluding the last day of the quarterly period) divided by 360. If any Interest Payment Date, other than the Stated Maturity, falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Stated Maturity falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Stated Maturity.

Accrued interest on any Series D Senior Note will be calculated by multiplying the principal amount of the Senior Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360.

Payment of the principal and interest on the Series D Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series D Senior Notes, or upon redemption or repurchase being made upon surrender of such Series D Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Notwithstanding the above, if the Company (or its Designee) determines on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month LIBOR Rate (or the then-current Benchmark, as applicable), then the provisions set forth in the paragraph below, which are referred to as the benchmark transition provisions, will thereafter apply to all determinations of the rate of interest payable on the Series D Senior Notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin. However, if the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant LIBOR Interest Determination Date, the interest rate for the applicable interest period will be equal to the interest rate for the immediately preceding interest period, as determined by the Company (or its Designee).

If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Series D Senior Notes in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this paragraph, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the Indenture or the Series D Senior Notes, shall become effective without consent from the Holders of the Series D Senior Notes or any other party.

Neither the Trustee nor the Calculation Agent will have any liability for any determination made by or on behalf of the Company or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement. In no event shall the Calculation Agent be responsible for determining any substitute for the Three-Month LIBOR Rate, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by the Company or its Designee and will have no liability for such actions taken at the direction of the Company.

SECTION 104.    Denominations. The Series D Senior Notes may be issued in denominations of $2,000, or any greater integral multiple of $1,000.

SECTION 105.    Global Securities. The Series D Senior Notes will be initially issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series D Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series D Senior Notes in definitive form registered in names other than the Depositary or its nominee. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series D Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

A Global Security shall be exchangeable for Series D Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, (ii) the Company in its sole discretion, and subject to the procedures of the Depositary, determines that such Global Security shall be so exchangeable, in which case Series D Senior Notes in definitive form will be printed and delivered to the Depositary, or (iii) an Event of Default has occurred and is continuing with respect to the Series D Senior Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series D Senior Notes registered in such names as the Depositary shall direct.

SECTION 106.    Redemption. The Series D Senior Notes are redeemable, in whole or in part, at any time and from time to time on or after the first Business Day after the date that is 12 months following the Original Issue Date, at the option of the Company, at a Redemption Price equal to 100% of the principal amount of the Series D Senior Notes then outstanding to be so redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date.

Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Series D Senior Notes or portions thereof called for redemption.

In the event of the redemption of the Series D Senior Notes in part only, a new Series D Senior Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon surrender thereof.

Any notice of redemption shall be sent in accordance with the terms of the Base Indenture.

SECTION 107.    Sinking Fund; Conversion. The Series D Senior Notes shall not have a sinking fund. The Series D Senior Notes are not convertible into or exchangeable for Equity Securities and/or any other securities.

SECTION 108.    Additional Interest on Overdue Amounts. Any principal of and installment of interest on the Series D Senior Notes that is overdue shall bear interest at the then applicable interest rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

SECTION 109.    Paying Agent; Security Registrar. The Trustee shall initially serve as Paying Agent and Security Registrar with respect to the Series D Senior Notes, with the Place of Payment initially being the Corporate Trust Office. The Company may change the Paying Agent or Security Registrar without prior notice to Holders of the Series D Senior Notes, and the Company or any of its subsidiaries may act as Paying Agent or Security Registrar.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 201.    Ratification and Incorporation of Base Indenture. As supplemented hereby, the Base Indenture is in all respects ratified and confirmed by the Company. The Base Indenture and this Twenty-First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 202.    Executed in Counterparts. This Twenty-First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Twenty-First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Twenty-First Supplemental Indenture as to the parties hereto and may be used in lieu of the original, manually executed Twenty-First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 203.    Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Series D Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Base Indenture.

SECTION 204.    Trustee’s Disclaimer. All of the provisions contained in the Base Indenture in respect of the rights, powers, privileges, protections, duties and immunities of the Trustee, including without limitation its right to be indemnified, shall be applicable in respect of the Series D Senior Notes and of this Twenty-First Supplemental Indenture as fully and with like effect as if set forth herein in full. The Trustee accepts the amendments of the Indenture effected by this Twenty-First Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Twenty-First Supplemental Indenture or any of the terms or provision hereof, (ii) the proper authorization hereof by the Company by action or otherwise, (iii) the due execution hereof by the Company, or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature Page Follows]

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

DOMINION ENERGY, INC.

By:	/s/ James R. Chapman

Name:	James R. Chapman
Title:	Executive Vice President, Chief Financial Officer and Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Irina Golovashchuk

Name:	Irina Golovashchuk
Title:	Vice President

By:	/s/ Jeffrey Schoenfeld

Name:	Jeffrey Schoenfeld
Title:	Vice President

EXHIBIT A

FORM OF

2020 SERIES D FLOATING RATE SENIOR NOTE DUE 2023

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.], HAS AN INTEREST HEREIN.]**

[THIS SERIES D SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES D SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES D SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SERIES D SENIOR NOTE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SERIES D SENIOR NOTE SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.]**

DOMINION ENERGY, INC.

$

2020 SERIES D FLOATING RATE SENIOR NOTE DUE 2023

No. R-                                                                                                                                                                                                CUSIP No. 25746UDH9

Dominion Energy, Inc. (formerly Dominion Resources, Inc.), a corporation duly organized and existing under the laws of Virginia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]**, or registered assigns (the “Holder”), the principal sum of                      Dollars ($                    ) on September 15, 2023 and to pay interest thereon from September 17, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2020, at a floating rate per annum determined by Deutsche Bank Trust Company Americas, or its successors, as calculation agent (the “Calculation

**	Insert in Global Securities.

Agent”) in accordance with the procedures referred to herein, until the principal hereof is paid or made available for payment, provided that any principal, and any such installment of interest, that is overdue shall bear interest at the then applicable interest rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the Person in whose name this Series D Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest; provided that the interest payable at Stated Maturity or on a Redemption Date will be paid to the Person to whom principal is payable. The Regular Record Date shall be the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series D Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the fifteenth (15th) calendar day (whether or not a Business Day) preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series D Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series D Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series D Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

The per annum interest rate on the Series D Senior Notes will be equal to the Three-Month LIBOR Rate plus 53 basis points (0.53%) (0.53%, the “Margin”); provided that the per annum interest rate for the period from the Original Issue Date to the first LIBOR Rate Reset Date will be 0.77613% per annum (the “Initial Interest Rate”). The per annum interest rate shall be reset on each LIBOR Rate Reset Date.

If any LIBOR Rate Reset Date falls on a day that is not a Business Day, the LIBOR Rate Reset Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the LIBOR Rate Reset Date will be the next preceding Business Day. The interest rate in effect on any LIBOR Rate Reset Date will be the applicable rate as reset on that date. The interest rate applicable to any other day will either be the Initial Interest Rate or the interest rate as reset on the immediately preceding LIBOR Rate Reset Date. Any percentage resulting from any calculation of any interest rate for the Series D Senior Notes less than 0.00% will be deemed to be 0.00% (or 0.0000).

By its acquisition of the Series D Senior Notes, each Holder (which, for these purposes, includes each beneficial owner) (i) acknowledges, accepts, consents and agrees to be bound by the determination of the Three-Month LIBOR Rate or any component thereof by the Company or the Calculation Agent, including as may occur without any prior notice from the Company and without the need for the Company to obtain any further consent from such Holder, (ii) waives any and all claims, in law and/or in equity, against the Trustee, the Paying Agent and the Calculation Agent for, agrees not to initiate a suit against the Trustee, the Paying Agent and the Calculation Agent in respect of, and agrees that none of the Trustee, the Paying Agent or the Calculation Agent will be liable for, the determination of or the failure to determine any Three-Month LIBOR Rate and any losses suffered in connection therewith.

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Payments of interest on the Series D Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series D Senior Notes shall be computed and paid on the basis of the actual number of days in the relevant quarterly period (including the first day of the quarterly period and excluding the last day of the quarterly period) divided by 360. If any Interest Payment Date, other than the Stated Maturity, falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next day that is a Business Day, except that if that Business Day is in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. If the Stated Maturity falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Stated Maturity.

Accrued interest on any Series D Senior Note will be calculated by multiplying the principal amount of the Senior Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which interest is being paid. The interest factor for each day is computed by dividing the interest rate applicable to that day by 360.

Payment of the principal and interest on the Series D Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity of any Series D Senior Notes, or upon redemption or repurchase being made upon surrender of such Series D Senior Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Notwithstanding the above, if the Company (or its Designee) determines on or prior to the relevant LIBOR Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Three-Month LIBOR Rate (or the then-current Benchmark, as applicable), then the provisions set forth in the paragraph below, which are referred to as the benchmark transition provisions, will thereafter apply to all determinations of the rate of interest payable on the Series D Senior Notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period will be an annual rate equal to the sum of the Benchmark Replacement and the Margin. However, if the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, but for any reason the Benchmark Replacement has not been determined as of the relevant LIBOR Interest Determination Date, the interest rate for the applicable interest period will be equal to the interest rate for the immediately preceding interest period, as determined by the Company (or its Designee).

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If the Company (or its Designee) determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Series D Senior Notes in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Company (or its Designee) will have the right to make Benchmark Replacement Conforming Changes from time to time. Any determination, decision or election that may be made by the Company (or its Designee) pursuant to this paragraph, including any determination with respect to tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s (or its Designee’s) sole discretion, and, notwithstanding anything to the contrary in the Indenture or the Series D Senior Notes, shall become effective without consent from the Holders of the Series D Senior Notes or any other party.

Neither the Trustee nor the Calculation Agent will have any liability for any determination made by or on behalf of the Company or its Designee in connection with a Benchmark Transition Event or a Benchmark Replacement. In no event shall the Calculation Agent be responsible for determining any substitute for the Three-Month LIBOR Rate, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the Calculation Agent will be entitled to conclusively rely on any determinations made by the Company or its Designee and will have no liability for such actions taken at the direction of the Company.

Reference is hereby made to the further provisions of this Series D Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series D Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

DOMINION ENERGY, INC.

By:

Name:

Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:

Authorized Signatory

Dated:

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[REVERSE OF 2020 SERIES D FLOATING RATE SENIOR NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of June 1, 2015 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as previously supplemented and as further supplemented by a Twenty-First Supplemental Indenture dated as of September 1, 2020 (the “Twenty-First Supplemental Indenture” and, together with the Base Indenture, as it may be hereafter supplemented or amended from time to time, the “Indenture,” which term shall have the meaning assigned to it in such instrument), by and between the Company and the Trustee, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Series D Senior Notes”) which is unlimited in aggregate principal amount.

The Series D Senior Notes are redeemable, in whole or in part, at any time and from time to time in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to Series D Senior Notes shall occur and be continuing, the principal of the Series D Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee for the series of Securities affected, with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series D Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series D Senior Note and of any Series D Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series D Senior Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Series D Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series D Senior Notes, the Holders of not less than a majority in principal amount of the Series D Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Series D Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for

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sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series D Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Series D Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series D Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series D Senior Note is registrable in the Security Register, upon surrender of this Series D Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series D Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series D Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Series D Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and any greater integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Series D Senior Notes are exchangeable for a like aggregate principal amount of Series D Senior Notes having the same Stated Maturity and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series D Senior Note or Series D Senior Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Series D Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series D Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Series D Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian for
(Cust)

(Minor)

Under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not on the above list.

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FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

.

(please insert Social Security or other identifying number of assignee)

.

.

.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE the within Series D Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

.

.

.

.

.

.

agent to transfer said Series D Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

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